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                        Agreement Pursuant to Rule 13d-1(f)(1)



    The undersigned hereby agree that the statement contained on the Schedule 13D executed by the undersigned on August 14, 1997 is filed on behalf of each of them.

                                       Dated: August 14, 1997


                                       By: /s/ Robin A. Moles
                                           ------------------
                                           Darla L. Keller, Attorney-In-Fact



                                       By: /s/ Darla L. Keller
                                           -------------------
                                           Darla L. Keller